Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ARGONAUT GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4057601 (I.R.S. Employer Identification No.)

10101 REUNION PLACE, SUITE 500
SAN ANTONIO, TEXAS 78216
(Address of principal executive offices)

ARGONAUT GROUP, INC.
NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
(Full title of the Plan)

Byron L. LeFlore, Jr.
Vice President, Secretary &
General Counsel
10101 Reunion Place, Suite 500
San Antonio, Texas 78216
Telephone: (210) 321-8459
(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.10 Par Value	100,000 shares	$17.66	$1,766,000	$223.75

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under the Argonaut Group, Inc. Non-Employee Director Stock Option Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)	Estimated solely for the purpose of determining the registration fee computed in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the reported high ($17.99) and low ($17.32) sale prices of the common stock, as reported on the NASDAQ National Market System on June 10, 2004, a date within 5 days prior to the date of filing this registration statement.

EXPLANATORY NOTE

          Argonaut Group, Inc. (the “Company”) filed a registration statement on Form S-8 on August 7, 2000 (Reg. No. 333-43228) (the “Previous Registration”) relating to the registration of shares of common stock, $0.10 par value per share (“Common Stock”), of the Company.

          Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) registers an additional 100,000 shares of the Company’s Common Stock which may be acquired upon the exercise of stock options granted Directors of the Company who are not employees of the Company.

          The Previous Registration is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          In this registration statement, Argonaut Group, Inc. is sometimes referred to as “we,” “us,” or “our.”

Item 3. Incorporation of Documents by Reference.

We hereby incorporate by reference the following documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (Commission File Number: 14950):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2004 Annual Meeting of Stockholders, filed with the SEC on April 6, 2004;

•	Our Quarterly Report on Form 10-Q for the period ending on March 31, 2004, filed with the SEC on May 7, 2004;

•	Our Current Reports on Form 8-K filed with the SEC on May 5, 2004 and May 25, 2004;

•	The description of our common stock, par value $0.10 per share, contained in the section entitled “Description of Argonaut Group Capital Stock” in our Form 10 filed with the SEC on September 4, 1986, including any subsequently filed amendments and reports updating such description; and

•	All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

          Information that we file later with the SEC will automatically update and supersede this information.

Item 4. Description of Securities.

          Not applicable.

Item 5. Interests of Named Experts and Counsel.

          Not applicable.

Item 6. Indemnification of Directors and Officers.

          We are a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the “DGCL”) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

          Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any present or former director, officer, employee, or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee, or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding provided that such director, officer, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee, or agent had no reasonable cause to believe his or her conduct was unlawful.

          Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any present or former director, officer, employee, or agent who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such director, officer, employee, or agent acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue, or matter as to which such director, officer, employee, or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director, officer, employee, or agent is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 145 of the DGCL further provides that to the extent a director, officer, employee, or agent has been successful in the defense of any action, suit, or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith and that indemnification and advancement of expenses provided for, by, or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and empowers the corporation to purchase and maintain insurance on behalf of a present or former director, officer, employee, or agent of the corporation or any individual serving at the corporation’s request as a director, officer, or employee of another organization, against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

          As permitted by the provisions for indemnification of directors and officers in the DGCL, our amended certificate of incorporation and our amended and restated bylaws provide for indemnification of directors and officers for all expenses, liabilities, and losses, including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement incurred or suffered by such person in any threatened, pending, or completed action, suit, or proceeding, including, without limitation, an action, suit, or proceeding by or in the right of the company, whether civil, criminal, administrative, or investigative, to the fullest extent permitted by the DGCL.

          We maintain policies of insurance under which we and our directors and officers are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any claim which may be made against us or any of our directors or officers by reason of any breach of duty, neglect, error, misstatement, omission, or act done or alleged to have been done while acting in our or their respective capacities.

Item 7. Exemption From Registration Claimed.

          Not applicable.

Item 8. Exhibits.

          See Index to Exhibits.

Item 9. Undertakings.

          (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 11th day of June, 2004.

AGRONAUT GROUP, INC.

By:	/s/ Mark E. Watson III President and Chief Executive Officer

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Mark E. Watson III, Byron L. LeFlore, Jr., and Mark W. Haushill and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their indicated capacities on June 11, 2004.

Signature	Title

/s/ Mark E. Watson III ——————————————— Mark E. Watson III	President and Chief Executive Officer and a Director (Principal Executive Officer)

/s/ Mark W. Haushill ——————————————— Mark W. Haushill	Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* ——————————————— Gary V. Woods	Chairman of the Board and a Director

* ——————————————— Hector DeLeon	Director

* ——————————————— Allan W. Fulkerson	Director

* ——————————————— Dave Hartoch	Director

* ——————————————— Frank W. Maresh	Director

* ——————————————— John R. Power, Jr.	Director

* ——————————————— George A. Roberts	Director

* ——————————————— Fayez S. Sarofim	Director

*By:	/S/	Byron L. LeFlore, Jr. Byron L. LeFlore, Jr. (Attorney in Fact)

INDEX TO EXHIBITS

EXHIBIT

4.1	Composite copy of Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Form 10-K for the year ended December 31, 2003) (Commission File Number: 14950).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Form 10-K for the year ended December 31, 2003) (Commission File Number: 14950).

5.1	Opinion of Loeffler Jonas & Tuggey LLP.

10.1	Argonaut Group, Inc. Non-Employee Director Stock Option Plan.

23.1	Consent of Loeffler Jonas & Tuggey LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP (Independent Auditors).

24.1	Power of Attorney (included in the signature page to this registration statement).